As filed with the Securities and Exchange Commission on December 18, 2007
Registration No.	333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2407152
(State or other Jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

25 Minneakoning Road, Flemington, New Jersey	08822
(Address of Principal Executive Offices)	(Zip Code)

NovaDel Pharma Inc. 2006 Equity Incentive Plan

Option Grant to Jan H. Egberts Pursuant to Written Nonqualified Stock Option Agreement

(Full Titles of the Plans)

Steven B. Ratoff

Interim President and Chief Executive Officer

NovaDel Pharma Inc.

25 Minneakoning Road

Flemington, NJ 08822

(Name and Address of Agent For Service)

(908) 782-3431

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value per share(1)	1,758,215(4)	$0.28(6)	$ 492,300(6)	$ 19.35
Common Stock $0.001 par value per share(1)	4,241,785(5)	$1.63(7)	$6,930,688(7)	$272.38
Option Grant to Jan H. Egberts Common Stock, par value $0.001 per share(2)	1,622,700	$1.70(8)	$2,758,590(8)	$108.41
Total	7,622,700		$10,181,578	$400.14

_____

(1)	Under the NovaDel Pharma Inc. 2006 Equity Incentive Plan.
(2)	Option Grant to Jan H. Egberts, the Company’s former President and Chief Executive Officer pursuant to Written Nonqualified Stock Option Agreement, dated September 26, 2005.
(3)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.001 par value per share, which become issuable under the NovaDel Pharma Inc. 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction, or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations of certain other capital adjustments, effected without the receipt of consideration by NovaDel Pharma Inc., which results in an increase in the number of outstanding shares of Common Stock, $0.001 par value per share, of NovaDel Pharma Inc. This registration statement also relates to an indeterminate amount of interests in the NovaDel Pharma Inc. 2006 Equity Incentive Plan.

(4)	Represents 1,758,215 shares of Common Stock, $0.001 par value per share, available for future grants under the NovaDel Pharma Inc. 2006 Equity Incentive Plan.
(5)

Represents 4,241,785 shares of Common Stock, $0.001 par value per share, reserved for issuance upon the exercise of outstanding options granted under the NovaDel Pharma Inc. 2006 Equity Incentive Plan.

(6)

This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee and is based upon the average of the reported high and low sales prices per share of the Common Stock, $0.001 par value per share, of NovaDel Pharma Inc. on December 14, 2007, as reported by the American Stock Exchange (the “AMEX”).

(7)

This estimate is made pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee and is based upon the weighted average exercise price of the outstanding options to purchase 4,141,785 shares of Common Stock, $0.001 par value per share, reserved for issuance upon the exercise of outstanding options granted under the NovaDel Pharma Inc. 2006 Equity Incentive Plan.

(8)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee and with respect to the 1,622,700 shares of Common Stock, $0.001 par value per share, reserved for issuance upon the exercise of outstanding options issued to Dr. Egberts, the Proposed Maximum Offering Price is $1.70 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 omits the information specified in Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

NovaDel Pharma Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-8 (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

a)

The Registrant’s Annual Report on Form 10-K for the transition period ended December 31, 2006 (File No. 001-32177), filed on March 26, 2007, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s transition period ended December 31, 2006;

b)

The Registrant’s Quarterly Reports on Form 10-Q for the period ended March 31, 2007, filed on May 15, 2007; the period ended June 30, 2007, filed on August 14, 2007; and the period ended September 30, 2007, filed on November 14, 2007;

c)

The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 4, 2007, January 10, 2007, February 1, 2007, February 7, 2007, February 12, 2007 (only with respect to Item 8.01), February 21, 2007, February 28, 2007, March 14, 2007 (only with respect to Item 8.01), March 22, 2007, March 23, 2007, May 16, 2007 (only with respect to Item 8.02), June 7, 2007 June 12, 2007, July 3, 2007, July 10, 2007, July 27, 2007, August 6, 2007, September 20, 2007 and October 10, 2007 (only with respect to Item 8.01); and

d)

The Registrant’s registration statement on Form SB-2/A (File No. 333-112852) filed with the Commission on March 25, 2004, and any subsequent amendments thereto, or in a registration statement on Form 8-A, updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding common stock.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of stockholders or otherwise.

Article Nine of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL. Article Ten provides for indemnification of all persons whom we shall have the power to indemnify pursuant to Section 145 of the DGCL.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers and directors for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We currently have liability insurance coverage for our officers and directors.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-QSB, as filed with the Commission on June 14, 2004).

3.2

Certificate of Amendment to Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2 of the Registrations Transition Report on Form 10-K, as filed with the Commission on March 26, 2007).

3.3	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 9, 2005).

5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to the Registrant.

23.1	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	NovaDel Pharma Inc. 2006 Employee Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006).

99.2	Form of Awards Agreements (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006).

99.3

Nonqualified Stock Option Agreement between NovaDel Pharma Inc. and Jan H. Egberts, dated September 26, 2005 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 28, 2005).

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (l)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Flemington, State of New Jersey, on this 18th day of December, 2007.

/s/Steven B. Ratoff
Steven B. Ratoff Interim President and Chief Executive Officer	December 18, 2007

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Steven B. Ratoff and Michael E. Spicer his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven B. Ratoff	Chairman of the Board, Interim President and Chief Executive Officer (Principal Executive	December 18, 2007
Steven B. Ratoff	Officer)

/s/ Michael E. Spicer	Chief Financial Officer (Principal Financing and Accounting Officer)	December 18, 2007
Michael E. Spicer

/s/ Thomas E. Bonney	Director	December 18, 2007
Thomas E. Bonney

/s/ William F. Hamilton	Director	December 18, 2007
William F. Hamilton

/s/ J. Jay Lobell	Director	December 18, 2007
J. Jay Lobell

/s/ Charles Nemeroff	Director	December 18, 2007
Charles Nemeroff

/s/ Marc J. Baric	Director	December 18, 2007
Marc J. Baric

EXHIBITS INDEX

Exhibit Number	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-QSB, as filed with the Commission on June 14, 2004).

3.2

Certificate of Amendment to Certificate of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.2 of the Registrations Transition Report on Form 10-K, as filed with the Commission on March 26, 2007).

3.3	Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on September 9, 2005).

5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to the Registrant.

23.1	Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

99.1	NovaDel Pharma Inc. 2006 Employee Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006).

99.2	Form of Awards Agreements (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2006).

99.3

Nonqualified Stock Option Agreement between NovaDel Pharma Inc. and Jan H. Egberts, dated September 26, 2005 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on September 28, 2005).